Exhibit 99.1

HP Inc. 1501 Page Mill Road Palo Alto, CA 94304 hp.com
News Release HP Inc. Announces Amendment to Financing Condition Related to Debt Tender Offers
Editorial contacts HP Inc. Media Relations MediaRelations@hp.com HP Inc. Investor Relations InvestorRelations@hp.com

PALO ALTO, Calif., June 10, 2020 — HP Inc. (NYSE: HPQ) today announced an amendment to the Financing Condition related to its previously announced offers to purchase for cash any and all of the Notes listed in the table below (the “Notes”).  The offers to purchase with respect to each series of Notes are being referred to herein as the “Offers” and each, an “Offer.”  Each Offer is made upon the terms and subject to the conditions set forth in the offer to purchase, dated June 9, 2020 (the “Original Offer to Purchase”) as amended, supplemented, modified and updated by supplement no. 1 (the “Supplement” and, together with the Original Offer to Purchase, as it may be further supplemented and amended from time to time, the “Offer to Purchase”), and its accompanying notice of guaranteed delivery (the “Notice of Guaranteed Delivery” and, together with the Offer to Purchase, the “Tender Offer Documents”).  Capitalized terms used but not defined in this announcement have the meanings given to them in the Offer to Purchase.

Title of Security	CUSIP / ISIN	Acceptance Priority Level	Maturity Date	Principal Amount Outstanding	Total Consideration(1)
3.750% Global Notes due December 1, 2020	428236BF9/ US428236BF92	1	December 1, 2020	$648,781,000	$1,015.50
4.300% Global Notes due June 1, 2021	428236BM4/ US428236BM44	2	June 1, 2021	$667,079,000	$1,037.00
4.375% Global Notes due September 15, 2021	428236BQ5/ US428236BQ57	3	September 15, 2021	$537,918,000	$1,045.00
4.650% Global Notes due December 9, 2021	428236BV4/ US428236BV43	4	December 9, 2021	$695,162,000	$1,056.75

(1)	Per $1,000 principal amount of the Notes.

All documentation relating to the Offers, including the Original Offer to Purchase, the Supplement and the Notice of Guaranteed Delivery, together with any updates, are available from the Information Agent and the Tender Agent, as set forth below, and will also be available via the Offer Website: http://www.dfking.com/hp.

Timetable for the Offers
Date	Calendar Dates
Commencement of the Offers	June 9, 2020.
Withdrawal Date	5:00 p.m., New York City time, on June 16, 2020, unless extended with respect to any Offer.
Expiration Date	5:00 p.m., New York City time, on June 16, 2020, unless extended with respect to any Offer.
Settlement Date
Expected to be the first business day after the Expiration Date.  The expected Settlement Date is June 17, 2020, unless extended with respect to any Offer, other than for Notes tendered pursuant to the Guaranteed Delivery Procedures.

Guaranteed Delivery Date	5:00 p.m., New York City time, on the second business day after the Expiration Date, expected to be on June 18, 2020, unless extended with respect to any Offer.
Guaranteed Delivery Settlement Date
Expected to be the first business day after the Guaranteed Delivery Date.  The expected Guaranteed Delivery Settlement Date is June 19, 2020, with respect to each Offer unless extended with respect to such Offer.

Amendment of the Financing Condition to the Offers

The Financing Condition to each Offer has been amended and modified to require (1) the successful completion, after the date hereof, of one or more offerings by HP (the “New Offering”) of notes with stated maturities occurring after December 9, 2021, in a total aggregate principal amount of not less than $3.0 billion (previously $2.5 billion) (on terms and conditions satisfactory to HP, in its sole discretion) and (2) (i) in the case of the Offer with respect to the 3.750% Global Notes due December 1, 2020 (the “2020 Notes”), the net proceeds of the New Offering shall be sufficient to fund the aggregate Total Consideration and the applicable Accrued Coupon Payment for all 2020 Notes tendered in the applicable Offer and (ii) in the case of each of the Offers with respect to the 4.300% Global Notes due June 1, 2021, the 4.375% Global Notes due September 15, 2021 and the 4.650% Global Notes due December 9, 2021 (collectively, the “2021 Notes”), the net proceeds of the New Offering shall be sufficient to fund the aggregate Total Consideration and the applicable Accrued Coupon Payment for all 2021 Notes of such series (after funding the aggregate Total Consideration and the applicable Accrued Coupon Payment for all validly tendered and not validly withdrawn Notes of a series having a higher Acceptance Priority Level (including the 2020 Notes)) tendered in the applicable Offer, provided that our obligation to complete an Offer with respect to a particular series of 2021 Notes is conditioned on the aggregate Total Consideration and the applicable Accrued Coupon Payment payable in respect of 2021 Notes accepted for purchase in the aggregate not exceeding $1,000,000,000 (previously $750,000,000), and, in each case, subject to the provisions below (collectively, the “Financing Condition”).

If the Financing Condition is not satisfied for a particular series of Notes, then no Notes of such series or any series of Notes having a lower Acceptance Priority Level will be accepted for purchase.  If any series of Notes is accepted for purchase under the Offers, all Notes of that series that are validly tendered and not validly withdrawn will be accepted for purchase.  As a result, no series of Notes accepted for purchase will be prorated.

HP expressly reserves the right, in its sole discretion, to amend, extend or, upon failure of any condition described in the Offer to Purchase to be satisfied or waived (including, among other things, the Financing Condition), to terminate any of the Offers at any time at or prior to the Expiration Date.  HP also reserves the right, in its sole discretion, subject to applicable law, to terminate any of the Offers at any time at or prior to the Expiration Date.

HP also announced today that it has priced $1,150,000,000 aggregate principal amount of 2.200% notes due 2025, $1,000,000,000 aggregate principal amount of 3.000% notes due 2027 and $850,000,000 aggregate principal amount of 3.400% notes due 2030 in a registered public offering.

HP has retained J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC to act as the Lead Dealer Managers, and BNP Paribas Securities Corp., Goldman Sachs & Co. LLC and HSBC Securities (USA) Inc. to act as Co-Dealer Managers, in connection with the Offers (collectively, the “Dealer Managers”).  Questions regarding terms and conditions of the Offers should be directed to J.P. Morgan Securities LLC by calling toll free at 866-834-4666 or collect at 212-834-4087, to Morgan Stanley & Co. LLC by calling toll free at 800-624-1808 or collect at 212-761-1057, or to Wells Fargo Securities, LLC by calling toll free at 866-309-6316 or collect at 704-410-4756.

D.F. King has been appointed as information agent (the “Information Agent”) and tender agent (the “Tender Agent”) in connection with the Offers.  Questions or requests for assistance in connection with the Offers or the delivery of Tender Instructions, or for additional copies of the Tender Offer Documents, may be directed to D.F. King by calling toll free at 800-499-8541 or collect at 212-269-5550 or via e-mail at hp@dfkingltd.com.  You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offers.  The Tender Offer Documents can be accessed at the Offer Website: http://www.dfking.com/hp.

Neither this announcement nor the Offer to Purchase, or the electronic transmission thereof, constitutes an offer to sell or buy Notes, as applicable, in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable securities laws or otherwise.  The distribution of this announcement in certain jurisdictions may be restricted by law.  In those jurisdictions where the securities, blue sky or other laws require the Offers to be made by a licensed broker or dealer and the Dealer Managers or any of their respective affiliates is such a licensed broker or dealer in any such jurisdiction, the Offers shall be deemed to be made by the Dealer Managers or such affiliate (as the case may be) on behalf of HP in such jurisdiction.

Forward-looking statements

This press release contains forward-looking statements based on current expectations and assumptions that involve risks and uncertainties.  If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP and its consolidated subsidiaries may differ materially from those expressed or implied by such forward-looking statements and assumptions.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, any statements regarding the potential impact of the COVID-19 pandemic and the actions by governments, businesses and individuals in response to the situation; projections of net revenue, margins, expenses, effective tax rates, net earnings, net earnings per share, cash flows, benefit plan funding, deferred taxes, share repurchases, foreign currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings or restructuring and other charges, planned structural cost reductions and productivity initiatives; any statements of the plans, strategies and objectives of management for future operations, including, but not limited to, our business model and transformation, our sustainability goals, our go-to-market strategy, the execution of restructuring plans and any resulting cost savings, net revenue or profitability improvements or other financial impacts; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief, including with respect to the timing and expected benefits of acquisitions and other business combination and investment transactions; and any statements of assumptions underlying any of the foregoing. Forward-looking statements can also generally be identified by words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will,” “would,” “could,” “can,” “may,” and similar terms.

Risks, uncertainties and assumptions include factors relating to the effects of the COVID-19 pandemic and the actions by governments, businesses and individuals in response to the situation, the effects of which may give rise to or amplify the risks associated with many of these factors listed here; HP’s ability to execute on its strategic plan, including the recently announced initiatives, business model changes and transformation; execution of planned structural cost reductions and productivity initiatives; HP’s ability to complete any contemplated share repurchases, other capital return programs or other strategic transactions; the need to address the many challenges facing HP’s businesses; the competitive pressures faced by HP’s businesses; risks associated with executing HP’s strategy and business model changes and transformation; successfully innovating, developing and executing HP’s go-to-market strategy, including online, omnichannel and contractual sales, in an evolving distribution and reseller landscape; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; successfully competing and maintaining the value proposition of HP’s products, including supplies; the need to manage third-party suppliers, manage HP’s global, multi-tier distribution network, limit potential misuse of pricing programs by HP’s channel partners, adapt to new or changing marketplaces and effectively deliver HP’s services; challenges to HP’s ability to accurately forecast inventories, demand and pricing, which may be due to HP’s multi-tiered channel, sales of HP’s products to unauthorized resellers or unauthorized resale of HP’s products; integration and other risks associated with business combination and investment transactions; the results of the restructuring plans, including estimates and assumptions related to the cost (including any possible disruption of HP’s business) and the anticipated benefits of the restructuring plans; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; the hiring and retention of key employees; the impact of macroeconomic and geopolitical trends and events; risks associated with HP’s international operations; the execution and performance of contracts by HP and its suppliers, customers, clients and partners; disruptions in operations from system security risks, data protection breaches, cyberattacks, extreme weather conditions, medical epidemics or pandemics such as the COVID-19 pandemic, and other natural or manmade disasters or catastrophic events; the impact of changes in tax laws; potential liabilities and costs from pending or potential investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019, HP’s Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 2020 and April 30, 2020 and HP’s other filings with the Securities and Exchange Commission.

As in prior periods, the financial information set forth in this document, including any tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be reasonable, these amounts could differ materially from reported amounts in HP’s Quarterly Reports on Form 10-Q for the fiscal quarter ended July 31, 2020, Annual Report on Form 10-K for the fiscal year ended October 31, 2020 and HP’s other filings with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of this document and HP assumes no obligation and does not intend to update these forward-looking statements.

HP’s Investor Relations website at investor.hp.com contains a significant amount of information about HP, including financial and other information for investors. HP encourages investors to visit its website from time to time, as information is updated, and new information is posted.  The content of HP’s website is not incorporated by reference into this press release or in any other report or document HP files with the SEC, and any references to HP’s website are intended to be inactive textual references only.

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